                      Exhibit to Form 8 - K


                     S - K Reference Number (99.1)

              First Quarter 2003 Report to Shareholders

MESSAGE TO SHAREHOLDERS

It's a pleasure, once again, to report on the progress of LNB Bancorp, Inc., and its subsidiary companies after the first quarter of 2003. As of March 31, 2003, LNB Bancorp, Inc. achieved growth in earnings, dividends, assets, loans, securities, deposits, and shareholders' equity.

We are pleased to announce that earnings increased 2% for the first quarter of 2003, compared to the same quarter one year ago, increasing to $2,191,000, up from last year's $2,148,000. The 2002 financial statements and per-share amounts have been restated to reflect the adoption of Statement of Financial Accounting Standard No. 142 "Goodwill and Other Intangible Assets". The 2003 first quarter's earnings were the highest for any first quarter in the history of LNB Bancorp, Inc.

Basic and diluted earnings per share for the first quarter of 2003 reached $.33, a three % increase from the $.32 amount reported for the first quarter of 2002. Earnings for 2003 were higher than a year ago because of higher net interest income and lower noninterest income, loan loss provision and income taxes. Increases in net interest income were fueled by strong commercial loan growth.

The first quarter cash dividend declared per share in 2003 was $.17 per share, an increase from the $.16 amount reported for the first quarter of 2002.

Asset growth remains solid. Consolidated assets climbed 9.1% to $722.0 million at March 31, 2003, up $60.4 million from March 31, 2002. Net loans grew by $21.5 million from one year ago to $504.8 million at March 31, 2003, for a 4.4% increase. Commercial loan growth accounted for most of total loan growth during the 12 months ended March 31, 2003. The security portfolio increased to $155.1 million at March 31, 2003, up $22.9 million or 17.3% from one year ago. Increases in United States government agencies securities accounted for most of the increase.

Total deposits climbed almost 11.0% to $578.9 million at March 31, 2003, up $56.6 million from one year ago. Increases in savings, checkinvest, Market Access, certificates of deposit and high performance checking accounted for the deposit increase. Lorain National Bank's deposits are insured by the Federal Deposit Insurance Corporation (FDIC). Lorain National Bank operates 21 banking centers and 27 ATMs in nine local communities.

Total shareholders' equity increased by $5.0 million during the twelve months ended March 31, 2003 for a 8.0% increase. Total shareholders' equity was $67.4 million or $10.21 per share at March 31, 2003, compared to $62.4 million or $9.63 per share at March 31, 2002. The percentage of shareholders' equity to assets reached 9.3% at March 31, 2003.

On February 25, 2003, LNB Bancorp, Inc.'s Board of Directors approved a three-for-two (3-for-2) stock split of the Bancorp's common stock. The number of shares issued as a result of the stock split totaled 2,200,239 shares. The shares issued as a result of the stock split were distributed on March 14, 2003. Shareholders participating in the Bancorp's dividend reinvestment plan were issued fractional shares as was necessary. Shareholders not participating in the dividend reinvestment plan were paid cash in lieu of fractional shares.

We appreciate and thank you for your continuing support and look forward to addressing you after the completion of our second quarter of operations.


/s/Stanley G. Pijor
-----------------------
Stanley G. Pijor
CHAIRMAN OF THE BOARD


/s/Gary C. Smith
-----------------------
Gary C. Smith
PRESIDENT AND
CHIEF EXECUTIVE OFFICER

Consolidated Balance Sheets                        (Unaudited)
                                            --------------------------
March 31,                                        2003         2002
----------------------------------------------------------------------
ASSETS:
Cash and Due from Banks. . . . . . . . . . .$ 25,527,000  $ 20,164,000
Federal Funds Sold and Short-term Investments  3,235,000     3,453,000
Federal Home Loan Bank and Federal
 Reserve Bank Stock, at Cost . . . . . . . .   3,772,000     3,619,000
Securities Held to Maturity, at Cost . . . .   5,312,000    13,177,000
Securities Available for Sale, at Fair Value 146,005,000   115,396,000
Portfolio Loans. . . . . . . . . . . . . . . 500,385,000   481,019,000
Loans Available for Sale . . . . . . . . . .  11,094,000     8,558,000
Reserve for Loan Losses. . . . . . . . . . .  (6,703,000)   (6,269,000)
                                            ---------------------------
NET LOANS. . . . . . . . . . . . . . . . . . 504,776,000   483,308,000
                                            ---------------------------
Premises, Equipment and Intangible
 Assets (net). . . . . . . . . . . . . . . .  13,902,000    13,687,000
Accrued Interest Receivable and
 Other Assets. . . . . . . . . . . . . . . .  19,519,000     8,838,000
                                            ---------------------------
TOTAL ASSETS . . . . . . . . . . . . . . . .$722,048,000  $661,642,000
                                            ---------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY:
Noninterest-Bearing Deposits . . . . . . . .$ 87,054,000  $ 76,982,000
Interest-Bearing Deposits. . . . . . . . . . 491,801,000   445,340,000
                                            ---------------------------
TOTAL DEPOSITS . . . . . . . . . . . . . . . 578,855,000   522,322,000
                                            ---------------------------
Securities Sold under Repurchase Agreements
 and Other Short-term Borrowings . . . . . .  16,839,000    20,763,000
Federal Home Loan Bank Advances. . . . . . .  52,425,000    50,375,000
Accrued Interest, Taxes, Expenses and
 Other Liabilities . . . . . . . . . . . . .   6,557,000     5,797,000
                                            ---------------------------
TOTAL LIABILITIES. . . . . . . . . . . . . . 654,676,000   599,257,000
                                            ---------------------------
Common Stock . . . . . . . . . . . . . . . .   6,753,000     4,418,000
Additional Capital . . . . . . . . . . . . .  26,086,000    26,238,000
Retained Earnings. . . . . . . . . . . . . .  36,701,000    34,179,000
Accumulated Other Comprehensive Income . . .     726,000       450,000
Treasury Stock, at Cost. . . . . . . . . . .  (2,894,000)   (2,900,000)
                                            ---------------------------
TOTAL SHAREHOLDERS' EQUITY . . . . . . . . .  62,372,000    62,385,000
                                            ---------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY  $722,048,000  $661,642,000
                                            ---------------------------

Consolidated Statements of Income                   (Unaudited)
                                              ------------------------
Three Months Ended March 31,                      2003         2002
----------------------------------------------------------------------
INTEREST INCOME:
Interest and Fees on Loans. . . . . . . . . . $ 8,202,000  $ 8,372,000
Interest and Dividends on Securities. . . . .   1,472,000    1,798,000
Interest on Federal Funds Sold and
 Short-term Investments . . . . . . . . . . .      12,000       19,000
                                             -------------------------
TOTAL INTEREST INCOME . . . . . . . . . . . .   9,686,000   10,189,000
                                             -------------------------
INTEREST EXPENSE:
Interest on Deposits. . . . . . . . . . . . .   2,051,000    2,574,000
Interest on Federal Home Loan Bank Advances . 407,000 381,000 Interest on Securities Sold under Repurchase Agreements
 and Other Short-term Borrowings. . . . . . .      68,000      151,000
                                             -------------------------
TOTAL INTEREST EXPENSE. . . . . . . . . . . .   2,526,000    3,106,000
                                             -------------------------
NET INTEREST INCOME . . . . . . . . . . . . .   7,160,000    7,083,000
Provision for Loan Losses . . . . . . . . . .     564,000      600,000
                                             -------------------------
NET INTEREST INCOME AFTER PROVISION
 FOR LOAN LOSSES. . . . . . . . . . . . . . .   6,596,000    6,483,000
                                             -------------------------
NON-INTEREST INCOME:
Investment and Trust Services Division Income     454,000      575,000
Fees and Service Charges. . . . . . . . . . .   1,777,000    1,683,000
Gains From Sales of Loans and Securities. . .     265,000      307,000
Other Operating Income. . . . . . . . . . . .      10,000       73,000
                                             -------------------------
TOTAL NON-INTERST INCOME. . . . . . . . . . .   2,506,000    2,638,000
                                             -------------------------
NON-INTEREST EXPENSES:
Salaries and Employee Benefits. . . . . . . .   2,964,000    2,917,000
Net Occupancy Expense of Premises . . . . . .     412,000      381,000
Furniture and Equipment Expenses. . . . . . .     549,000      531,000
Card-related Expenses . . . . . . . . . . . .     292,000      302,000
Supplies and Postage. . . . . . . . . . . . .     282,000      276,000
Ohio Franchise Tax. . . . . . . . . . . . . .     181,000       61,000
Other Operating Expenses. . . . . . . . . . .   1,266,000    1,460,000
                                             -------------------------
TOTAL NON-INTEREST EXPENSE. . . . . . . . . .   5,946,000    5,928,000
                                             -------------------------
INCOME BEFORE INCOME TAXES. . . . . . . . . .   3,156,000    3,193,000
                                             -------------------------
Income Taxes. . . . . . . . . . . . . . . . .     965,000    1,045,000
                                             -------------------------

NET INCOME. . . . . . . . . . . . . . . . . . $ 2,191,000  $ 2,148,000
                                             -------------------------

PER SHARE DATA:
BASIC EARNINGS PER SHARE. . . . . . . . . . .      $.33       $.32
                                             -------------------------
DILUTED EARNINGS PER SHARE. . . . . . . . . .      $.33       $.32
                                             -------------------------
DIVIDENDS DECLARED PER SHARE. . . . . . . . .      $.17       $.16
                                             -------------------------